Exhibit 99.1

July 12, 2018

ALLIANCE DATA SELECTED AS NEW PRIVATE-LABEL CONSUMER AND
BUSINESS CREDIT CARD PROVIDER FOR LEADING SPECIALITY FLOORING
RETAILER FLOOR & DECOR

•	Alliance Data's card services business to launch branded credit card and marketing services for category-leading retailer across in-store and digital channels.
•	Credit card programs will leverage Alliance Data's proprietary data assets and deliver custom analytics and insights to drive top-line sales.
•	Alliance Data to provide Frictionless Mobile CreditSM capability, which gives shoppers the ability to apply for a store-branded credit card in a matter of seconds through their smart device.

Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced that its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and business credit card programs, has been selected to provide private label consumer and business credit card services for Floor & Decor. Founded in 2000, the Atlanta-based retailer specializes in hard surface flooring, including a broad selection of tile, wood, laminate and stone products, as well as installation tools and decorative tile accessories.

This new agreement continues Alliance Data's deliberate expansion into categories that support the home renovation category. Alliance Data is launching a consumer private label program with convenient financing options and special offers tailored to how customers shop.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

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Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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